EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-156759) filed with the SEC on January 16, 2009 (effective February 4, 2009) of Mid Penn Bancorp, Inc., Inc. of our reports dated March 16, 2010, relating to the consolidated financial statements and Mid Penn Bancorp, Inc., Inc.’s internal control over financial reporting, which appears in the Annual Report on Form 10K for the year ended December 31, 2009.

/s/ ParenteBeard LLC

ParenteBeard LLC

Harrisburg, Pennsylvania

March 16, 2010